Exhibit 5.1

Aboudi Legal Group PLLC	David Aboudi, Partner
Mobile: +972-52-398-3707 email: david@aboudilegal.com

August 26, 2021

IR-Med, Inc.

ZHR Industrial Zone

Rosh Pina, Israel

Ladies and Gentlemen:

We have acted as counsel to IR-Med, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 37,973,724 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 18,439,267 shares of Common Stock issued and sold to qualified investors in private placement offerings (the “2020 Private Placement”), (ii) 9,328,329 shares of Common Stock (“Warrant Shares”) issuable upon exercise of Common Stock purchase warrants issued to the investors on the 2020 Private Placement (the “Warrants”); (iii) 2,394,404 shares of Common Stock issued to former stockholders of the Company’s wholly-owned subsidiary, IR. Med Ltd., in connection with the closing of a share exchange transaction on December 24, 2020, (iv) 4,706,724 shares of Common Stock held by certain identified officers and directors and (v) 3,105,000 shares of common stock issued to non-management holders of our then outstanding preferred stock, all of which converted on December 24, 2020.

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Common Stock, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the Common Stock are validly issued, fully paid and non-assessable and that the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the Warrants and the Registration Statement, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Aboudi Legal Group PLLC

Aboudi Legal Group PLLC